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                                                            Exhibit (j)(i)





                               CONSENT OF COUNSEL

            I hereby consent to the reference to my name under the caption "Legal Opinion" included in the Statement of Additional Information constituting part of this Post-Effective Amendment to the Registration Statement on Form
N-1A for The Park Avenue Portfolio and to the filing of this consent as an exhibit to said Amendment.


                          By /s/ Richard T. Potter, Jr.
                             -----------------------------
                             Richard T. Potter, Jr.
                               Vice President and Counsel
New York, New York
April 25, 2002